Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear Appoints Greg Dougherty to Board of Directors

Carlsbad, Calif. – March 23, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, today announced the expansion of its board to include optical communication industry veteran Greg Dougherty. Mr. Dougherty has been appointed a Class III director with a term continuing until the 2021 annual meeting of stockholders. His appointment is effective immediately.

“We are extremely pleased to welcome Greg to our board of directors,” said Kishore Seendripu, Ph.D., MaxLinear’s Chairman and Chief Executive Officer. “Greg’s extensive experience and knowledge within the optical communications industry will be an asset to MaxLinear as we continue to deliver innovative solutions that help shape the future of networking and communications technology.”

“I am thrilled to join the MaxLinear board,” stated Mr. Dougherty. “I look forward to working alongside my fellow Board members and management team as MaxLinear continues to expand its product portfolio across its key target markets.”

Mr. Dougherty served as Chief Executive Officer of Oclaro, Inc. from June 2013 and as a member of the Board of Directors from April 2009 until the December 2018 acquisition by Lumentum. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009, when Avanex and Bookham merged to become Oclaro. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. He currently serves as a member of the Boards of Directors of Infinera, IPG Photonics, and Fabrinet.

Earlier in his career, Mr. Dougherty served as the Chief Operating Officer at SDL from 1997 to 2001, when the company was acquired by JDS Uniphase Corporation, where he continued in that role until 2002. From 1989 to 1997, Mr. Dougherty held various senior positions at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. in Optics in 1983 from the University of Rochester.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying expansion of MaxLinear’s product portfolio or target addressable markets; MaxLinear’s future financial performance; and trends and opportunities affecting MaxLinear products generally and the ability of management personnel, including MaxLinear’s board of directors, to contribute to the growth of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) uncertainties concerning how end user markets for its products will develop; substantial competition within the semiconductor industry; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2019.

MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com